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                                                                   EXHIBIT 10.16

                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the 9th day of July, 1999 (the "Effective Date"), by and between pcOrder.com, Inc., a Delaware corporation (the "Employer") and Richard Friedman (the "Employee").

     The Employer desires to employ the Employee, and Employee desires to be employed by the Employer, in accordance with the terms and conditions set forth herein:

     1.  Employment. Employer hereby employees Employee as Vice President and
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General Counsel of the Employer, or in such other capacity as the parties may agree from time to time. The Employee hereby accepts such employment upon the terms and conditions set forth herein and agrees to devote his full business time and efforts to the performance of his duties hereunder.

     2.  Employment Period. Employee is an employee at will. Either Employer or
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Employee may terminate this Agreement at any time for any reason, subject to the terms of this Agreement. Employee will commence his services hereunder on July 19, 1999.

     3.  Duties. Employee shall have those duties and responsibilities which are
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assigned to him by the Chief Executive Officer or the board of directors of the
Employer during the period of his employment. Employee agrees to perform faithfully the duties assigned to him to the best of his abilities.

     4.   Compensation. As compensation for all services rendered and to be
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rendered pursuant to this Agreement, Employer agrees to pay Employee a salary
(the "Base Salary") equivalent to no less than $175,000 per annum. The Base Salary shall accrue and be payable in accordance with the payroll practices of the Employer as in effect from time to time. In addition, Employee will be eligible for semi-annual bonuses awarded at the discretion of the Employer, based upon the Employer's performance and the Employee's individual performance. Employer shall have the right to deduct from any compensation paid to Employee hereunder all taxes and other amounts which may be required to be deducted or withheld by law (including, but not limited to, income tax withholding and social security payments), whether such laws are now in effect or become effective after the date of this Agreement.

     5.  Stock Options. As additional consideration for services rendered or to
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be rendered hereunder or otherwise and for Employee's execution and delivery of this Agreement, the Employer shall grant to Employee the right and option to purchase from Employer all or any part of an aggregate of 75,000 shares of the Common Stock, $.01 par value, of Employer at a strike price of the fair market value at the close of market on the day previous to the board approved grant, upon the terms and subject to the conditions set forth in the 1999 Class A pcOrder.com Stock Option Plan. The options will vest at a rate of 25% per year for four years. The first 25% will vest on the first anniversary of the grant date.

     6.  Expenses. Employer shall promptly reimburse Employee for all reasonable
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and documented expenses incurred by Employee on behalf of Employer or in connection with Employee's performance of his duties hereunder.

     7.  Relocation Expenses. Employer will reimburse Employee for certain
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expenses associated with relocating from Portola Valley, California to Austin,
Texas, as follows:

         a.   Lump sum. Within 15 days of employee's demand following
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              commencement of employment, the sum of $19,650 will be paid. This amount will be grossed up for taxes at employee's tax rate. For purposes of this Agreement, "employee's tax rate" shall mean the Employee's highest marginal tax rate for the year in which the payment is made.

          b.  Moving expense. Employer will pay actual, reasonable, documented
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              expenses to relocate the household goods, including one car, of
              Employee's immediate

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              family to Austin, Texas and to store such goods for up to 6 months, using North American Van Lines.

          c.  Sale of California home. Employer will pay Employee 6% of the
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              actual sales proceeds obtained by Employee upon sale of Employee's
              California home, up to a maximum of $40,000, grossed up for taxes, provided Employee sells the home by July 17, 2002, and delivers to Employer evidence of the final sales price. This amount will be grossed up for taxes at employee's tax rate.

          d.  Purchase of Texas home. Employer will pay Employee 2% of the
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              purchase price paid by Employee upon purchase of a residence in
              Texas, up to a maximum of $10,000, grossed up for taxes, provided Employee purchases a Texas residence by December 31, 2000 and delivers to Employer evidence by January 18, 2000 of the purchase price paid by Employee for the residence. This amount will be grossed up for taxes at employee's tax rate.

     8.  Employment Benefits. While employed by Employer, Employee shall be
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entitled to such other benefits as are customarily accorded to the employees of the Employer, including, but not limited to, the right to participate in employee benefit programs maintained by the Employer from time to time, such as group health, life, and disability insurance.

     9.  Termination.
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          (a)  This Agreement may be terminated by written notice by the
               Employer or the Employee at any time. If such termination is by Employee for any reason, or by Employer with Cause (as such term is hereinafter defined), all of Employee's rights to compensation and benefits under Sections 4 and 8 above shall terminate, except amounts accrued for periods prior to such termination. If such termination is by the Employer without Cause, Employer shall (i) continue to pay to Employee a monthly amount equal to one-twelfth of the then current Base Salary for six months following the effective date of such termination (or, at Employer's option, pay such amount in a lump sum) and (ii) continue to provide to Employee the employee benefits (through COBRA or otherwise) as provided in Section 8 above during suchsix-month period. The term "Cause" shall mean (i) material failure by Employee to perform his duties as Vice President and General Council in a manner consistent with such position and responsibilities, (ii) a material breach by Employee of any of his obligations under this Agreement, (iii) fraud or willful misconduct on the part of the Employee, or (iv) conviction of Employee for fraud, misappropriation, embezzlement, or any felony.

          (b) If Employee shall die during the Employment Period, this Agreement shall terminate, and no further compensation shall be payable to Employee hereunder.

          (c) If the Employee is unable to discharge his duties hereunder for a period of six consecutive months by reason of physical or mental illness, injury, or incapacity, Employer may, by written notice to Employee, terminate this Agreement and no further compensation shall be payable to Employee hereunder.

     10.  Proprietary Information and Restrictive Covenants.
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          (a)  As used herein, the term "Proprietary Information" means
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               information, knowledge or data not generally known in the
               relevant trade or industry that was disclosed to or known by Employee as a consequence of or through Employee's employment with the Employer (including, without limitation, information conceived or developed by Employee during the course of his employment by Employer), whether before or after the date of this Agreement about:
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               (i)   The Employer's activities, services, products, formulas,
                     computer programs and systems, trade secrets, manufacturers, compositions, inventions, discoveries, customer records, processes, information relating to research, development, inventions, work performed or to be performed for Customers (as such term is hereinafter defined), contractual agreements, lists of past, current or prospective Customers, lists of employees and salary information, marketing plans, strategies, and forecasts;

               (ii) Customers' activities, plans, products, processes and services including, without limitation, information relating to business operations, employee relations, finance, and product or service marketing;

               (iii) Vendors' (as such term is hereinafter defined) activities, plans, services, products and processes including, without limitation, information relating to business operations, employee relations, finance, and product or service marketing; and

               (iv) All information which Employee has a reasonable basis to know was created, modified or used and held secret by Employer or that was accepted by Employer from any third party under an obligation of confidentiality.

As used herein, the term "Customer" means any person or entity for whom Employer
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provided services or products on or within 12 months prior to the termination of
Employee's employment.  As used herein, the term "Vendor" means any third party
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selling or licensing a product or service to a Customer or to Employer on or within 12 months prior to termination of Employee's employment.

          (b) Employee acknowledges that Employer has spent significant time, effort, and money to develop the Proprietary Information, which Employer considers vital to its business and goodwill. Employee also acknowledges that the Proprietary Information has been or will be communicated to or acquired by Employee in the course of his training by and employment with Employer (whether before or after the date of this Agreement), and Employer desires to have the services of Employee only if, in doing so, it can protect its Proprietary Information and goodwill.

          (c) Employee agrees to hold the Proprietary Information in strict confidence and trust and that he shall not, at any time, disclose any Proprietary Information to any person or entity, except in the course of Employee's duties on behalf of Employer, and shall not copy, publish or use any Proprietary Information for the benefit of anyone or any entity other than Employer.

          (d) In consideration, among other things, of the disclosure of the Proprietary Information by Employer to Employee, Employee covenants and agrees that he shall not (personally, nor will he direct any third party to do so), during his employment by Employer, during the period of his employment by Employer and for an additional period of two years immediately following termination of his employment by Employer (the "Restriction
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               Period"), (i) provide or offer to provide to any Customer any
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               product or service similar to that offered by Employer at the time of such termination of employment, or (ii) induce or attempt to induce any Customer to withdraw, curtail or cancel its business with Employer or in any manner modify or fail to enter into any actual or potential business relationship with Employer.
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          (e)  In consideration, among other things, of the disclosure of the
               Proprietary Information by Employer to Employee, Employee covenants and agrees that he shall not (personally, nor will he direct any third party to do so), during the Restriction Period, recruit or otherwise solicit or induce any person or entity who is, at the time of such termination of Employee's employment or thereafter, an employee or Vendor of Employer to terminate their employment with, or otherwise cease their relationship with, Employer.

          (f) In consideration, among other things, of the disclosure of the Proprietary Information by Employer to Employee, Employee covenants and agrees that he shall not, during the Restriction Period, working alone or in conjunction with one or more other persons or entities, for compensation or not, permit Employee's name to be used by or engage in or carry on, directly or indirectly, either for himself or as a member of a partnership or other entity or as a stockholder, investor (other than as the holder of 1% or less of the voting capital stock of any corporation with a class of equity securities registered under
               Section 12 (b) or 12 (g) of the Securities Exchange Act of 1934, as amended) in any business providing electronic commerce technology and services to computer manufacturers, distributors, corporate resellers, or retailers to facilitate the purchase and sale of their information technology products, but only for as long as such business is carried on by (i) Employer or (ii) any person, corporation, partnership, trust or other organization or entity deriving title from Employer to the assets and goodwill of the business being carried on by Employer immediately prior to such termination of Employee's employment by Employer, in any county of any state of the United States, or in any country or political subdivision of the world, except for shareholdings in WebOrder. The parties intend that the covenants contained in this Section 10 (f) shall be deemed to be a series of separate covenants, one for each county in each state of the United States and for each country and political subdivision of the world, and except for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in this Section 10 (f).

          (g)  If Employee violates any covenant contained in paragraphs (d),
               (e) or (f) of this Section 10, then the term of such violated covenant shall be tolled for the commencing on the commencement date of such violation and ending upon the earlier of (i) such time as such violation shall be cured by Employee to the reasonable satisfaction of Employer or (ii) final adjudication (including appeals) of any action filed for injunctive relief or damages arising out of such violation.

          (h) If, in any judicial proceeding, the court shall refuse to enforce any of the separate covenants contained in paragraphs (d), (e) or
               (f) of this Section 10 because the time limit is too long, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding such time limitation shall be deemed reduced to the extent necessary to permit enforcement of such covenants. If, in any judicial proceeding, the court shall refuse to enforce any of the separate covenants contained in paragraphs (d), (e) or (f) of this Section 10 because they are more extensive than necessary to protect the business and goodwill of the Employer, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding such provisions shall be deemed reduced to the extent necessary to permit enforcement of such covenants.

          (i) Employee acknowledges that a breach of this Section 10 would cause irreparable damage to Employer, and in the event of Employee's actual or threatened breach of the provisions of this
               Section 10, Employer shall be entitled to a temporary restraining order and injunction restraining Employee from
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          breaching such covenants without the necessity of posting bond or proving irreparable harm, such being conclusively admitted by Employee. Nothing herein shall be construed as prohibiting Employer from pursuing any other available remedies for such breach, including the recovery of damages from Employee. Employee acknowledges that the restrictions set forth in this Section 10 are ancillary to an otherwise enforceable agreement and are reasonable in scope and duration, given the nature of the business of the Employer. Employee agrees that issuance of an injunction will not pose an unreasonable restriction on Employee's ability to obtain employment or other work following termination of Employee's employment by Employer.

     11.  Representations by Employee. Employee hereby represents and warrants
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to Employer that (i) Employee's execution and delivery of this Agreement and his performance of his duties and obligations hereunder will not conflict with, or cause a default under, or give any party a right to damages under, or to terminate, any other agreement to which Employee is a party or by which he is bound, and (ii) there are no agreements or understandings that would make unlawful Employee's execution or delivery of this Agreement or his employment hereunder.

     12.  Notices.  All notices, requests, demands, and other communications
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required or permitted hereunder shall be in writing and shall be deemed to have been duly given, made, and received only when personally delivered, sent by electronically confirmed facsimile transmission, delivered by Federal Express or other nationally recognized courier service, or two days after having been deposited in the United States mail, certified mail, postage prepaid, return receipt requested, addressed as set forth below:

     in the case of the Employer at:

               pcOrder.com, Inc.
               5001 Plaza on the Lake
               Austin, Texas 78746

     and, in the case of the Employee, at his residence at:

               Richard Friedman
               260 S. Castanya Way
               Portola Valley, CA 94028

Either party may designate a different address by giving notice of change of address in the manner provided above.

     13.  Waiver.  No waiver or modification in whole or in part of this
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Agreement, or any term or condition hereof, shall be effective against any party unless in writing and duly signed by the party sought to be bound. Any waiver or any breach of a any provisions hereof or any right or power by any party on one occasion shall not be construed as a waiver of, or a bar to, the exercise of such right or power on any other occasion or as a waiver of any subsequent breach.

     14.  Binding Effect; Successor.  This Agreement shall be binding upon and
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shall inure to the benefit of Employer and its successors and assigns, and shall inure to the benefit of and be binding upon Employee and his executors, administrators, heirs, and legal representatives. This Agreement may not be transferred, sold or assigned by Employer. Because the Employee's duties and services hereunder are special, personal, and unique in nature, Employee may not transfer, sell or otherwise assign his rights, obligations, or benefits under this Agreement.

     15.  Controlling Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Texas applicable to contracts made and to be performed therein exclusive of the conflict of laws provisions thereof.
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     16.  Severability. If any provision of this Agreement shall be held to be
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invalid or unenforceable, such invalidity or unenforceability shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement, which shall remain in full force and effect and the parties hereto shall continue to be bound thereby.

     17.  Entire Agreement. This Agreement contains the entire agreement between
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the parties relating to the subject matter hereof and shall supersede all previous agreements between the parties, whether written or oral, with respect to the subject matter hereof. This Agreement cannot be modified, altered, or amended except by a writing signed by each of the parties hereto.

     IN WITNESS WHEREOF, Employer and Employee have executed this Agreement as of the Effective Date.


EMPLOYER:                                 EMPLOYEE:

PCORDER.COM, INC.


By: /s/ CHRISTINA C. JONES                  /s/ RICHARD FRIEDMAN
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  Christina C. Jones, President            RICHARD FRIEDMAN